Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) between Arbios Systems, Inc., a Delaware corporation (the “Seller”), and HepaLife Technologies, Inc., a Florida corporation (the “Buyer”), is entered into as of October 3, 2008.  The Seller and the Buyer together may be referred to herein as the “Parties” and each of them may be referred to herein as a “Party.”

RECITALS

WHEREAS, the Seller wishes to sell certain of its assets described herein to Buyer and Buyer wishes to purchase such assets from the Seller;

NOW THEREFORE, in consideration of the foregoing and of the following covenants, the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Sale of Assets

1.1.           Purchase and Sale of Assets.  The Seller hereby agrees to sell, transfer and deliver to Buyer at Closing (as defined below), and the Buyer agrees to purchase and pay for, all of Seller’s right, title and interest in and to the (a) Investigational New Drug Application number 5654 for HepatAssist; including orphan drug and fast track designations relating to the HepatAssist program; (b) the patents, patent applications and inventions described by the unfiled potential patent claims listed on Schedule 1.1(a) hereto (the “Patents Rights”); (c) the trademarks, service marks, trade names and logos listed on Schedule 1.1(a) hereto (the “Trademark Rights”); (d) all rights, claims, credits, judgments, choses in action, rights of set-off or rights for past, present or future infringement against third parties relating to the Patents Rights; (e) the agreements listed on Schedule 1.1(b) hereto (the “Assumed Contracts”); (f) the prototype devices and representative custom or modified equipment listed in Schedule 1.1(c) hereto; (g) the other assets listed in Schedule 1.1(d); (h) all records, data, results, patient files, historical samples, and clinical trial protocols relating to the foregoing, including without limitation those items listed in Schedule 1.1(e); and (i) and all Intellectual Property (as defined below) related to any of the foregoing.  All of the foregoing are referred to herein as the “Acquired Assets.”

1.2.           Consideration.  The purchase price (the “Purchase Price”) of the Acquired Assets shall consist of the following: (i) $450,000 in cash, (ii) a Series D warrant to purchase up to 750,000 shares of the Buyer’s common stock at an exercise price of $0.35 per share in the form attached hereto as Exhibit 1.2 (the “Warrant”), and (iii) assumption by the Buyer of the Assumed Liabilities (as defined below).  The Purchase Price shall be paid as follows: The Buyer (a) shall pay to the Seller within two (2) business days from the Closing Date by wire transfer of immediately available funds in accordance with the wire instructions set forth in Schedule 1.2 hereto (the “Wire Instructions”) the sum of Two Hundred Fifty Thousand Dollars ($250,000) and shall issue and deliver the Warrant, and shall assume on and after the Closing Date the Assumed Liabilities; and (b) on the Deferred Payment Date, shall pay to the Seller the sum of Two Hundred Thousand Dollars ($200,000) (the “Deferred Cash Purchase Price”).  The “Deferred Payment Date” is the earlier to occur of (i) the date on which the Buyer has consummated one or more debt or equity financings in which the gross proceeds received since the date of this Agreement in the aggregate equal or exceed Four Million Dollars ($4,000,000), or (ii) the eighteen month anniversary of the Closing Date.  The Deferred Cash Purchase Price may be reduced by amounts payable, if any, to Buyer under Section 3 (Indemnification Obligations).

1.3.           Assumption of Liabilities.  At the Closing, the Buyer shall assume and become obligated to discharge when due all of the following liabilities:

(a)           All liabilities and obligations arising on or after the Closing Date under the Assumed Contracts; and

(b)           All liabilities and obligations arising on or after the Closing Date relating to the Acquired Assets, including without limitation all liabilities and obligations for the operation, prosecution, maintenance, upkeep, renewal, retention, shipment, transfer, delivery, storage or disposal of the Acquired Assets.  Notwithstanding anything herein to the contrary, the decision whether to maintain the Acquired Assets after the Closing Date will be in the sole discretion of the Buyer, and nothing herein shall require the Seller to use, maintain or defend any of the Acquired Assets.

All of the foregoing are referred to as the “Assumed Liabilities.”  Other than the Assumed Liabilities, the Buyer will not assume or have any responsibility with respect to any other obligation or liability of the Seller or relating to the Acquired Assets, including any liability arising from the acquisition by the Seller of the Acquired Assets or the Seller’s operations before or after the Closing.

1.4.           Closing.  Subject to satisfaction of the conditions in Section 4, the closing of the sale and purchase of the Acquired Assets under this Agreement (the “Closing”) shall occur at a place mutually acceptable to the Buyer and the Seller at 9:00 a.m. on October 3, 2008, or such other date that is mutually acceptable to the Seller and the Buyer (the “Closing Date”).  All transactions which are to take place at the Closing shall be considered to have taken place simultaneously, and no delivery or payment shall be considered to have been made until all the transactions have been completed.  Title to, ownership of, control over and risk of loss of the Acquired Assets shall pass to Buyer effective as of 11:59 p.m. on the Closing Date unless otherwise provided herein.

1.5.           Seller’s Deliveries at Closing.  On the Closing Date the Seller shall execute and deliver or cause to be executed and delivered to the Buyer (a) the Bill of Sale in the form set forth in Exhibit 1.5(a) hereto, (b) an Assignment and Assumption Agreement in the form set forth in Exhibit 1.5(b) hereto, (c) an Assignment of Patents in the form set forth in Exhibit 1.5(c) hereto, (d) an Assignment of Trademarks in the form set forth in Exhibit 1.5(d) attached hereto, (e) any other instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary to vest in Buyer the right, title and interest in and to the Acquired Assets set forth herein, including without limitation the written consents and confirmations set forth in Section 4.1, and (f) the Registration Rights Agreement (the form of which is attached hereto as Exhibit 1.5(f).  (The Bill of Sale, the Assignment and Assumption Agreement, the Assignment of Patents, the Assignment of Trademarks, and the Registration Rights Agreement as executed and delivered by the Seller are herein collectively referred to as the “Seller Transaction Documents.”)  All tangible assets included in the Acquired Assets shall be delivered by Seller to Buyer to one or more locations specified by the Buyer, and title and risk of loss shall pass to Buyer on the Closing Date.  Seller shall provide Buyer with reasonable assistance in arranging for the shipment of tangible Acquired Assets to one or more locations specified by the Buyer.

1.6.           Buyer’s Deliveries at Closing.  On the Closing Date, (a) the Buyer shall pay to the Seller the Closing Cash Purchase Price by wire transfer of immediately available funds, and (b) the Buyer shall execute and deliver or cause to be executed and delivered to the Seller (i) the Bill of Sale, (ii) the Assignment and Assumption Agreement, (iii) the Assignment of Patents, (iv) the Assignment of Trademarks, (v) Warrant, and (vi) the Registration Rights Agreement  (The Bill of Sale, the Assignment and Assumption Agreement, the Assignment of Patents, the Assignment of Trademarks, the Warrant, and the Registration Rights Agreement, all as executed and delivered by the Buyer are herein collectively referred to as the “Buyer Transaction Documents”).

1.7.           Obligations on the Deferred Payment Date.  On the Deferred Payment Date, the Buyer shall pay the Deferred Cash Purchase Price by wire transfer of immediately available funds in accordance with the wire instructions of which Seller may notify Buyer as provided for herein.  In the event that the Deferred Cash Purchase Price is not paid on the Deferred Payment Date, the Seller shall have the remedies set forth in Section 6 of this Agreement.

2.             Representations and Warranties.

2.1.           Representation and Warranties of the Seller.  The Seller hereby represents and warrants to the Buyer as follows:

2.1.1.  Organization and Authorization. (i) The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which either the ownership or use of its assets, or the nature of its activities, requires such qualification, with all requisite corporate power and authority to enter into this Agreement and the transaction contemplated hereby, (ii) the execution, delivery and performance of this Agreement and each of the Seller Transaction Documents has been duly authorized by all necessary corporate action of the Seller, and (iii) this Agreement and each of the Seller Transaction Documents has been duly executed and delivered by Seller and is a valid, binding obligation of the Seller, enforceable in accordance with its terms except as may be limited by applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally. The Seller is not in default under or in violation of any provision of its articles of incorporation or bylaws, as amended, or any resolution adopted by the board of directors or stockholders of the Seller.  Except for the consents referred to in Section 4.2.4 of this Agreement, the Seller is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any authority or person in order for the Parties to consummate the transaction contemplated by this Agreement.

2.1.2.  Ownership of Assets.  The Seller has good and marketable title to the Acquired Assets, free and clear of any and all mortgages, liens, pledges and security interests.  All pre-existing security interests in the Acquired Assets shall, as of the Closing Date, have been released and discharged.

2.1.3.  Brokers and Finders.  The Seller has not employed any broker or finder or incurred any liability for brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

2.1.4.  Noncontravention.  Neither the execution and delivery of this Agreement and the Seller Transaction Documents, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule to which Seller is subject or, to the knowledge of the Seller, any  injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Seller is subject, or any provision of the Seller’s certificate of incorporation or By-laws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any security interest upon any of the Acquired Assets).

2.1.5.  Legal Compliance.  The Seller has (a) complied with all laws (including rules, regulations and codes) and with all plans, injunctions, judgments, orders, decrees, rulings and charges thereunder in each case applicable to the Acquired Assets or to the Seller’s business to the extent involving the Acquired Assets, and (b) to the best of Seller’s knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been threatened, filed or commenced against the Seller relating to or involving the Acquired Assets.

2.1.6.  No Litigation.   (a) There are no actions, suits, proceedings, hearings, investigations, charges, complaints, claims or demands of any kind pending or, to the best of the Seller’s knowledge, threatened relating to or involving the Acquired Assets; (b) there are no injunctions, judgments, orders or decrees of any kind which are outstanding against the Acquired Assets; and (c) the Seller is not charged or, to the best of Seller’s knowledge, threatened with, or under investigation with respect to, any alleged violation of any provision of any law (including rules, regulations and codes) relating to or involving the Acquired Assets.

2.1.7.  Intellectual Property.

(a)           “Intellectual Property” means the following, as such may exist in all countries and territories worldwide and under any international convention: (i) inventions (whether or not reduced to practice), all improvements thereto; (ii) trademarks and all goodwill associated therewith; (iii) works of authorship; (iv) trade secrets; (v) business information, confidential or otherwise (including ideas, research and development, know how, technical data, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (vi) databases; (vii) other proprietary rights; (viii) all registrations and applications therefore (as applicable) pertaining to the foregoing; and (ix) all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, and statutory invention registrations.

(b)           The Seller owns or has the right to use, pursuant to license, sublicense, agreements or other permission, the Intellectual Property transferred under this Agreement as part of the Acquired Assets.  To the best of the Seller’s knowledge, the Intellectual Property transferred under this Agreement as part of the Acquired Assets will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing. The Seller has taken all reasonable action to maintain and protect each item of Intellectual Property owned or used by the Seller and related to the Acquired Assets, including the use of work-for-hire and confidentiality agreements with all of its employees and independent contractors who created such Intellectual Property during the period that the Seller owned the Acquired Assets.

(c)           To the best knowledge of the Seller, the Seller’s use of the Acquired Assets has not interfered with, infringed upon, misappropriated, or otherwise conflicted with any Intellectual Property of any other person, and the Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any other person).  To the best knowledge of the Seller, no other person has interfered with, infringed upon, misappropriated or otherwise conflicted with any Intellectual Property rights included in the Acquired Assets.

(d)           Set forth on Schedule 1.1(a) is (i) a list of each registration which has been issued to the Seller with respect to any of the Seller’s Intellectual Property related to the Acquired Assets, the date of issuance of each registration and the item of Intellectual Property to which each registration corresponds; (ii) a list of each pending application for registration which has been made with respect to any of the Intellectual Property owned or used in connection with the Acquired Assets by Seller, the date of each application and the item of Intellectual Property which is referenced in each application; (iii) a list of each material license, agreement or other permission which has been granted to any other person with respect to the Intellectual Property related to the Acquired Assets (together with any exceptions) and the date of each license, agreement or permission and the item of Intellectual Property which is the subject of each license, agreement or permission; and (iv) a list of each unregistered or unregistrable material item of Intellectual Property related to the Acquired Assets.  With respect to each item of Intellectual Property set forth on Schedule 1.1(a):

(i)  The Seller possesses all right, title and interest in and to the item free and clear of all liens and licenses, subject to the rights, if any, of third parties specified in Schedule 2.1.7 hereto.  Attached hereto as Schedule 2.1.7 is a description of licenses and materials granted or transferred by prior owners of the Acquired Assets to third parties.  To the best knowledge of the Seller, none of the grants or transfers to the third parties listed on  Schedule 2.1.7 are evidenced by a signed agreement (the Seller has delivered to the Buyer all unsigned drafts of writings addressed to the third parties);

(ii)  The item is not subject to any outstanding injunction, judgment, order, decree, ruling, charge or other restriction of any authority;

(iii)  No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the best knowledge of Seller, threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

(iv)  The Seller has not agreed to indemnify any other person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

(e)           Set forth on Schedule 1.1(b) is a list of each material item of Intellectual Property related to the Acquired Assets that any other person owns and that the Seller uses pursuant to license, sublicense, agreement or permission.  With respect to each item of Intellectual Property set forth on Schedule 1.1(b):

(i)           To the best of  Seller’s knowledge, the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect, will continue to be legal, valid, binding, enforceable and in full force and effect following the consummation of the transactions contemplated by this Agreement, and Seller has fulfilled all obligations of Seller thereunder;

(ii)           The Seller is not and, to the best knowledge of the Seller, no other party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

(iii)           The Seller has not, and to the best knowledge of the Seller, no other party to the license, sublicense, agreement or permission has repudiated any provision thereof;

(iv)           The item is not subject to any outstanding injunction, judgment, order, decree, ruling, charge or restriction of any authority;

(v)            No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the best knowledge of the Seller, threatened which challenges the legality, validity or enforceability of the item; and

(vi)           The Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

2.1.8.  Assumed Contracts. The Seller has delivered to Buyer a correct and complete copy of each Assumed Contract, as amended to date, and to the best of the Seller’s knowledge, the Assumed Contracts represent all of the contracts and agreements related to the Acquired Assets to which the Seller is a party.  To the best knowledge of the Seller, no other agreements exist that limit the rights set forth in the Assumed Contracts.  With respect to each Assumed Contract: (i) the Assumed Contract is legal, valid, binding and enforceable against the Seller and, to the Seller’s knowledge, the other parties thereto and is in full force and effect; (ii) the Assumed Contract will continue to be legal, valid, binding, enforceable and in full force and effect to the same extent on identical terms following the consummation of the transactions contemplated hereby; (iii) the Seller is not, and to the best knowledge of the Seller, no other party is in breach or default, and to the best knowledge of the Seller no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the Assumed Contract; and (iv) to the best knowledge of the Seller, no person has repudiated any provision of the Assumed Contract.

2.1.9.  Accuracy and Completeness of Presentation Pages.  Attached hereto Schedule 2.1.9 are selected pages of a PowerPoint presentation regarding  “HepatAssist.”  All statements made in Schedule 2.1.9 regarding test prior results, the approvals obtained from the FDA, and other statistical data are accurate and complete in all material respects.

2.1.10.  Accuracy and Completeness of Acquired Assets.  Schedules 1.1(a) through 1.1(d) are accurate and complete in all respects to the best knowledge of Seller.  To the best knowledge of Seller, the Acquired Assets include all assets, equipment (other than a Forma Scientific Cryogenic Storage Freezer and the Cryomed 8023 Nitrogen Shippers), Intellectual Property, contracts, agreements, records, materials and other information of Seller related to Seller’s HepatAssist program.

2.1.11.  Brokers.  There are no brokers or finders known to the Seller to be involved with this transaction an the Seller has not made any agreement or taken any other action which might cause any person to become entitled to a broker’s or finder’s fee or commission as a result of this transaction.

2.1.12.  Full Disclosure.  No representation, warranty, covenant or agreement made by the Seller in this Agreement or in any statement, certificate, instrument or other document or item furnished or delivered or to be furnished or delivered to the Buyer pursuant to this Agreement or in connection with the transactions covered by this Agreement contains or will contain any false or misleading statement of a material fact, or omit any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

2.1.13.  Disclaimer.  Notwithstanding anything in this Agreement to the contrary, the Seller makes no, and hereby disclaims any, representation or warranty to the Buyer with respect to any warranty of merchantability or fitness for a particular purpose with respect to the Patent Rights set forth on Schedule 1.1(a).

2.2.           Representations and Warranties of the Buyer.  The Buyer hereby represents and warrants to the Seller as follows:

2.2.1.  Organization and Authorization.  (i) The Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to enter into this Agreement and the transaction contemplated hereby; (ii) the execution, delivery and performance of this Agreement and each of the Buyer Transaction Documents has been authorized by all necessary corporate action of Buyer; and (iii) this Agreement and each of the Buyer Transaction Documents is a valid, binding obligation of Buyer, enforceable in accordance with its terms except as may be limited by applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally.

2.2.2.  Brokers and Finders.  The Buyer has not employed any broker or finder or incurred any liability for brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

2.2.3.  Noncontravention.  Neither the execution and delivery of this Agreement and the Buyer Transaction Documents, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule to which Buyer is subject or, to the knowledge of the Buyer, any  injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Buyer is subject, or any provision of the Buyer’s certificate of incorporation or By-laws, or (ii) conflict with, result in a breach of, constitute a  default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any security interest upon any of the Acquired Assets).

2.2.4.  SEC Reports; Financial Statements.  The Buyer has filed all required forms, reports and documents with the Securities and Exchange Commission (“SEC”) since January 1, 2008 (“Buyer SEC Reports”), each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), as applicable, in each case as in effect on the dates such forms reports and documents were filed.  None of the Buyer SEC Reports contained, when filed, an untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Buyer SEC Report filed subsequently and prior to the date hereof.  Except as publicly disclosed by the Buyer since the filing of its last SEC Report, there have been no events, changes or effects with respect to the Buyer which the Buyer (i) was required to publicly disclose, in a filing with the SEC or otherwise, or (ii) which would reasonably be expected to have a material adverse effect on the Buyer.  The consolidated financial statements of the Buyer included in the Buyer SEC Reports have been prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied and maintained throughout the periods indicated and fairly present the consolidated financial position of the Buyer and its consolidated subsidiaries at their respective dates and the results of the consolidated results of operations and changes in financial position of the Buyer and its consolidated subsidiaries for the periods covered thereby (subject to normal year-end adjustments and except that unaudited financial statements do not contain all required footnotes).

2.2.5.  Issuance of the Warrant.  The Warrant has been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens.  The Buyer has reserved from its duly authorized capital stock the number of shares of its common stock issuable upon exercise of the Warrant.

3.           Indemnification Obligations

3.1.1.  The Seller shall indemnify and defend Buyer and hold Buyer harmless from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, diminution of value, penalties, fines, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, costs, expenses and fees, including court costs and reasonable attorneys’ fees and expenses (collectively, “Adverse Consequences”) arising out of, resulting from, relating to, in the nature of or caused by any misrepresentation or breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement or in any statement, certificate, instrument or other document or item furnished or delivered or to be furnished or delivered by the Seller to Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

3.1.2.  Buyer shall indemnify and defend the Seller and hold the Seller harmless from and against any and all Adverse Consequences arising out of, resulting from, relating to, in the nature of or caused by any misrepresentation or breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or in any statement, certificate, instrument or other document or item furnished or delivered or to be furnished or delivered by Buyer to the Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

3.1.3.  A party seeking indemnification pursuant to this Section (an “Indemnified Party”) shall give notice to the party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought pursuant to this Section (a “Claim”) as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to damages for which indemnification may be sought under this Section (but in any event on or prior to the applicable expiration date described below in Section 9) which contains (i) a description and the amount of any damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Section and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such damages; provided, however that any delay or failure of any Indemnified Party with regard to notifying any Indemnifying Party of any Claim shall not relieve the Indemnifying Party from any liability hereunder except to the extent that the defense of such action is prejudiced by such delay or failure to notify or promptly notify.  Within 15 days after delivery of a notice of a Claim, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall:  (I) agree that the Indemnified Party is entitled to receive all of the damages claimed (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the damages claimed, by check or by wire transfer), (II) agree that the Indemnified Party is entitled to receive part, but not all, of the damages claimed and a reasonable explanation of the basis therefor (the “Agreed Amount”) (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (III) contest that the Indemnified Party is entitled to receive any of the damages claimed and a reasonable explanation of the basis therefor. If the Indemnifying Party in such response contests the payment of all or part of the damages claimed, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute.  Any survival period time limitation specified in Section 9 below shall not apply to a Claim which has been the subject of notice from the Indemnified Party to the Indemnifying Party given prior to the expiration of such period. After such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action (provided such defense and investigation are pursued in a diligent and professional manner); (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party’s cost, risk, and expense unless the named parties to such action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party; and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld.  In the event the Indemnifying Party does assume the defense of such Claim as provided above, the Indemnified Party shall have the right to fully participate in such defense (including engaging attorneys of its own choice), at its sole expense, and the Indemnifying Party (and its chosen attorneys) shall keep the Indemnified Party (and its attorneys) reasonably informed and shall reasonably cooperate with the Indemnified Party (and its attorneys) in connection with such participation.  If the Indemnifying Party fails to assume the defense of such claim within 15 days after receipt of the notice of a Claim, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party’s cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party (which defense shall be pursued in a diligent and professional manner); provided, however, that such Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.  In the event the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.  The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any damages by reason of such settlement or judgment.

3.1.4.  For purposes of this Section, including the determination of Claims by Buyer, any and all references to “material” limitations or limitations as to “knowledge” in Seller’s representations and warranties, while being taken into account for purposes of determining whether a breach has occurred giving rise to a Claim by Buyer for Adverse Consequences for which Buyer is to be indemnified, shall be disregarded for purposes of calculating the amount of said Claim.

3.1.5.  Neither party shall be required to indemnify the other party pursuant to this Section unless or until the aggregate monetary amount of Adverse Consequences exceeds $5,000.00 (the “Basket”) following which the Indemnifying Party shall be required to indemnify the Indemnified Party (subject to the Indemnity Cap) only for the monetary amounts of Adverse Consequences in excess of the Basket.

3.1.6.  Neither party shall be required to indemnify the other party for an aggregate amount of Adverse Consequences in excess of $450,000.00 (the “Indemnity Cap”).

3.1.7.  In no event shall the provisions of this Section in any way modify or otherwise limit the rights or remedies available to any of the parties with regard to a claim of fraud.  The parties shall be entitled as a result of misrepresentation, breach or default under this Agreement, to pursue any and all non-monetary relief to which any of them may otherwise be entitled at law, in equity or otherwise.

3.1.8.  The amount of damages payable by an Indemnifying Party under this Section shall be (a) reduced by any insurance proceeds actually received by the Indemnified Party with respect to the claim for which indemnification is sought, (b) reduced by any amounts recovered from any third parties, by way of indemnification or otherwise, with respect to the claim for which indemnification is sought and (c) any tax benefits actually received by the Indemnified Party or for which the Indemnified Party is eligible on account of the matter resulting in such damages or the payment of such damages.  Each Indemnified Party shall, as soon as is reasonably practicable and commercially feasible, make application for such insurance procedures referred to in clause (a) above.  Except with regard to compensation for claims paid to third parties, damages payable by an Indemnifying Party under this Section shall not include punitive damages or any special or indirect damages or any damages that are consequential in nature such as lost profits, diminution in value, damage to reputation and the like.  Except as set forth in this Agreement, the Seller or the Buyer are not making any representation, warranty, covenant or agreement with respect to the matters contained herein.  Provided that the Buyer has complied with all of the provisions of the this Section 3, Buyer shall have the right to off-set or set-off any payment due pursuant to this Agreement against any other payment to be made pursuant to this Agreement or otherwise (including against indemnification payments).  Except for breaches of Sections 1.2 or 1.7 by Buyer, indemnification under this Section shall be the exclusive means of recovery by either Buyer or Seller and, as applicable, its officers, directors and shareholders against the other party for any breach or violation, or alleged breach or violation, of the representations, warranties, covenants and agreements under this Agreement and shall be in lieu of any other common law or statutory rights or remedies.

4.             Conditions to Closing

4.1.           Seller’s Closing Condition.  The Seller’s obligation to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions as of the Closing Date:

4.1.1.  No Litigation.  No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to stay, restrain or prohibit the consummation of the transactions contemplated hereby or to impose any remedy, condition or restriction unacceptable to the Seller in its sole discretion.

4.1.2.  Representations and Warranties; Performance of Obligations.  All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing with the same force and effect as though made at and as of the Closing and all of the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by the Buyer at or before the Closing shall have been complied with, performed and satisfied in all material respects.

4.1.3.  Proceedings Satisfactory.  All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto shall be reasonably satisfactory to the Seller and its counsel.

4.2.           Buyer’s Conditions Precedent.  The Buyer’s obligations hereunder are conditioned upon the following:

4.2.1.  No Litigation.  No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to stay, restrain or prohibit the consummation of the transactions contemplated hereby or to impose any remedy, condition or restriction unacceptable to the Buyer in its sole discretion.

4.2.2.  Representations and Warranties; Performance of Obligations.  All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made at and as of the Closing Date and all of the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by the Seller at or before the Closing Date shall have been complied with, performed and satisfied in all material respects.

4.2.3.  Proceedings Satisfactory.  All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto shall be reasonably satisfactory to the Buyer and its counsel.

4.2.4.  Consents.  On or prior to the Closing Date, the Buyer shall have been provided a copy of the following in a form satisfactory to Buyer:

(a)           Executed written consent from Becton Dickinson assigning, effective as of the Closing Date, to Buyer that certain License Agreement between Becton Dickinson and Seller dated April 5, 2004 and confirming that any and all of Seller’s obligations thereunder have been satisfied in full.

(b)           Executed written consent from Cedars Sinai Medical Center (i) assigning, effective as of the Closing Date, to Buyer that certain License Agreement between Cedars Sinai Medical Center and Seller, dated June 29, 2001 and (ii) confirming that, effective as of the Closing Date, any and all of Seller’s obligations under such agreement, including without limitation Schedule D, have been satisfied in full and that Section 4.4 of such agreement is deleted in its entirety and shall be of no further force or effect.

(c)           Executed written consent from Cedars Sinai Medical Center assigning, effective as of the Closing Date, to Buyer that certain License Agreement between Cedars Sinai Medical Center and Seller, dated August 1, 1999 and confirming that any and all Seller’s obligations thereunder (other than royalties arising after the Closing Date) have been satisfied in full.

(d)           Executed written consent from Circe Biomedical, Inc. (fka W.R. Grace & Co-Conn) assigning, effective as of the Closing Date, to Buyer that certain Royalty Agreement by and between Circe Biomedical, Inc. and Seller dated as of January 29, 1999 and confirming that any and all Seller’s obligations thereunder  (other than royalties arising after the Closing Date) have been satisfied in full.

(e)           Executed assignment of inventions agreement by and between Shawn Cain and the Buyer with respect to the patent claims set forth on Schedule 1.1(a), and best efforts to obtain, within a reasonable period of time after the Closing, an executed assignment of inventions agreement with Barbara Chandler.

(f)           Written acknowledgement from RanD/Medtronic and Gianni Bellini that all rights of Seller in and to the HepatAssist hardware platform, including without limitation any software and firmware contained therein or used in connection therewith, have been transferred to Buyer and that RanD/Medtronic and Gianni Bellini will use good faith efforts to negotiate and enter into a written agreement with Buyer promptly after the Closing Date to continue development of the HepatAssist hardware and software platform on behalf of Buyer.

5.             Confidentiality.

5.1.           Each party may disclose or may have disclosed (the “Disclosing Party”) to another party (the “Receiving Party”) certain information that the Disclosing Party considers to be confidential and/or proprietary, including, but not limited to, personally identifiable information and data entered, the terms and conditions of this Agreement (except as permitted in Section 9.3 below) technical processes and formulas, product designs, customer lists, product and business plans, revenues, projections, marketing and other data, sales, cost, accounting and other technical, business and financial information, as well as information that the Disclosing Party marks as confidential (collectively, “Confidential Information”).  Notwithstanding the foregoing, Confidential Information does not include information (i) already known by the Receiving Party without an obligation of confidentiality, (ii) publicly known or which becomes publicly known through no omission or unauthorized act of the Receiving Party, (iii) rightfully received from a third party without any obligation of confidentiality, or (iv) independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information.

5.2.           The Receiving Party shall make use of the Confidential Information only for the purposes of this Agreement and shall protect the Disclosing Party’s Confidential Information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized access, use, dissemination, or publication of the Confidential Information as the Receiving Party uses to protect its own Confidential Information of a like nature.  The Receiving Party shall disclose Confidential Information only (i) to those of its employees, contractors, representatives and consultants with a need to know such Confidential Information who have first agreed with the Receiving Party, either as a condition of employment or engagement, or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those contained in this Section 4, (ii) as required by court order, law or regulation or as requested by any regulatory agency or governmental body having jurisdiction over the Receiving Party, provided that prior to such disclosure the Receiving Party shall provide prompt written notice to the Disclosing Party sufficient to permit the Disclosing Party the opportunity to oppose the disclosure and the Receiving Party shall take all reasonable steps available to maintain the Confidential Information in confidence, or (iii) to make appropriate disclosure regarding the tax treatment and tax structure of the transactions contemplated hereby.

5.3.           All Confidential Information shall remain the property of the Disclosing Party, and such Confidential Information and all copies thereof (if any), shall be promptly returned to the Disclosing Party upon request or upon termination of this Agreement or, at the Disclosing Party’s sole option, destroyed, in which case the Disclosing Party shall be notified promptly in writing when its Confidential Information has been destroyed.  The furnishing of any Confidential Information between the parties shall not constitute the granting of any right or license to use such Confidential Information.

5.4.           The obligations of the parties set forth in this Section 4 shall remain in effect for three years after the date of this Agreement.

5.5.           Notwithstanding any other provision in this Section 4 to the contrary, the Buyer shall be permitted after the Closing to use and disclose any Confidential Information received from the Seller and included in the Acquired Assets to the extent the Buyer in its sole discretion determines that it is necessary or appropriate to use or disclose that Confidential Information in order to carry out any of the Buyer’s commercial activities through the use of any of the Acquired Assets.

6.             Failure to Pay the Contingent Cash Purchase Price.  If the Buyer fails to pay to the Seller the Deferred Cash Purchase Price on or prior to the eighteen month anniversary of the Closing Date, then in addition to any other remedies available to the Seller at law or in equity, the Seller shall have the right to require the Buyer to re-convey the Acquired Assets to the Seller to the Seller without the refund or return by the Seller of any portion of the Purchase Price.  Upon exercise of the foregoing right by the Seller, the Buyer shall execute and deliver to the Seller such instruments of conveyance and assignment and other documents, and shall take all other actions, as the Seller and its counsel may deem reasonably necessary to vest in Seller the right, title and interest in and to the Acquired Assets.  The Buyer and the Seller agree that the Seller would be damaged irreparably in the event that the provisions of this Section are not performed by the Buyer in accordance with its specific terms.  Accordingly, the Buyer and the Seller agree that, without posting bond or other undertaking, the Seller will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Section and to enforce specifically the terms of this Section in any action instituted in any court of the United States or any state hereof having jurisdiction over the Parties and the matter in addition to any other remedy which it may be entitled, at law or in equity.  The Buyer further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be adequate.  Notwithstanding the foregoing, the Buyer may withhold from the Deferred Cash Purchase Price payable to Seller any amounts due or payable to Buyer under Section 3 (Indemnification).

7.             Notices.  Any notice or communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by fax) to the address or fax number set forth beneath the name of such party below (or to such other address or fax number as such party shall have specified in a written notice given to the other parties hereto):

If to the Seller: Arbios Systems, Inc.
200 E. Del Mar Blvd., Suite 320
Pasadena, CA91105
Attn:  Shawn Cain, Interim President & CEO
Fax:  (626) 356-3107

With a copy to: TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, CA  90067
Attn:  Istvan Benko
Fax:  (310) 201-4746

If to Buyer to: HepaLife Technologies, Inc.
60 State Street, Suite 700
Boston, MA 02109
Attn:  Frank Menzler, President, CEO & Chairman
Fax:  617-371-2950

With a copy to: Muto Advisors P.C.
125 Main Street
Charlestown, MA 02129
Attn:  Jennifer Muto
Fax:  (801) 672-6868

8.           Termination, Survival of Representations, Warranties and Covenants; Etc.    All representations, warranties, covenants, agreements and indemnities contained in this Agreement shall survive for a period of twelve (12) months following the date of the Closing.  In no event shall the liability of the Seller for breaches of representations, warranties and covenants hereunder exceed an aggregate amount equal to the cash portion of the Purchase Price actually received by the Seller.  Any claim for any breach or violation of any representation, warranty or covenant herein or otherwise relating hereto (other than any claim under Section 5 or any claim regarding the payment of the Deferred Cash Purchase Price) must be made, if at all, on or prior to the date which is twelve (12) months after the Closing Date or it shall be thereafter barred.

9.           Miscellaneous.

9.1.           Governing Law; Jurisdiction.  This Agreement was executed in, and the transactions contemplated by and the provisions of this Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without giving effect to the conflict of laws provisions thereof; and both parties consent to the jurisdiction of the state and federal courts sitting in Massachusetts.

9.2.           Expenses.  Each party to this Agreement shall be responsible for its own expenses incurred in connection with this Agreement and the transactions contemplated hereby and Buyer shall be responsible for (a) all filing and recordation fees relating to the transfer of the Acquired Assets hereunder; and (b) all fees, costs and expenses relating to the shipment, transfer or delivery of all tangible assets included in the Acquired Assets from their respective locations on the Closing Date to such location or locations as Buyer may determine.

9.3.           Publicity; SEC Filings.  Each Party may issue a press release announcing the execution of this Agreement and the proposed transaction.  Each party shall provide a draft of such press release to the other Party no less than 24 hours before the issuance of such press release.  If required by the rules and regulations of the SEC, either Party hereto may publicly disclose the existence of this Agreement and the terms hereof in a current report or a periodic report filed with the SEC, provided that the filing party shall provide the other party with a draft copy of the report no less than 24 hours before the anticipated filing date.  In the event that a Party intends to issue a press release or files a report with the SEC regarding this Agreement and the transactions contemplated hereby, the filing party shall duly consider the comments of the other party.

9.4.           Entire Agreement; Third Party Beneficiaries; Assignment; Etc.  This Agreement, including all exhibits and schedules attached hereto, constitutes and contains the entire agreement of the Parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Parties respecting the subject matter hereof.  This Agreement is not intended to confer upon any person other than the Parties to this Agreement any rights or remedies.  The Buyer may not assign its rights or obligations under this Agreement without the prior written consent of the Seller (not to be unreasonably withheld), and the Seller may not assign its rights or obligations under this Agreement without the prior consent of the Buyer (not to be unreasonably withheld); provided, however, that the Seller may assign, distribute or otherwise transfer its rights relating to the Note and the Deferred Cash Purchase Price without the consent of the Buyer; and provided, further that any person or entity that acquires the Buyer or all or substantially all of the Acquired Assets after the Closing Date must agree in writing to assume the obligation to pay the Deferred Cash Purchase Price as if such person or entity were substituted for the Buyer therein (but no such assignment and assumption shall relieve the Buyer of such obligation without the Seller’s written consent).  In addition, the Buyer shall be permitted to assign and transfer the Acquired Assets to a wholly-owned subsidiary of the Buyer, provided, however, that such assignee shall agree with the Seller, in writing, to assume the obligations of the Buyer hereunder on a joint and several basis and the Buyer shall not thereby be relieved of its obligations hereunder.

9.5.           No Liability of Officers and Directors.  The parties hereto acknowledge that the individuals executing this Agreement on behalf of the Seller and the Buyer do so on behalf of such entities and not in their individual capacities.  As such no officer, director, employee or agent of the Seller or the Buyer shall have any liability hereunder.

9.6.           Counterparts.  This Agreement may be executed in two or more counterparts and shall be effective when each party has executed at least one of the counterparts even though all Parties have not executed the same counterpart. The Parties may execute this Agreement and all other agreements, certificates, instruments and other documents contemplated by this Agreement and exchange on the Closing Date counterparts of such documents by means of facsimile transmission and the Parties agree that the receipt of such executed counterparts shall be binding on such Parties and shall be construed as originals.  After the Closing the Parties shall promptly exchange original versions of this Agreement and all other agreements, certificates, instruments and other documents contemplated by this Agreement that were executed and exchanged by facsimile transmission pursuant to this Section.

9.7.           Other Prospective Purchasers.  Buyer shall not incur any liability in connection with the transactions contemplated by this Agreement to any other person with whom Seller, or its agents or representatives, have had negotiations or discussions regarding any potential merger, sale or exchange of capital stock or other business combination involving the Seller or any proposal or offer to acquire in any manner a substantial equity interest in the Seller or all or a substantial portion of the assets of the Seller.

9.8.           Further Actions.  From time to time, as and when requested by any party hereto, each other Party shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as the requesting party may reasonably deem necessary or desirable to carry out the intent and purposes of this Agreement, to transfer, assign and deliver the Acquired Assets to the Buyer effective as of the Closing Date (or to evidence the foregoing) and to consummate and give effect to the other transactions, covenants and agreements contemplated hereby. The Seller acknowledges and agrees that from and after the Closing Date, Buyer shall be entitled to possession of all documents, books, records, agreements and financial data of any sort relating to the Acquired Assets.  Without limiting the generality of the foregoing, the Seller and the Buyer shall cooperate fully with each other after the Closing Date so that each party has access to the business records, contracts and other information existing as of the Closing Date and relating in any manner to the Acquired Assets.  No files, books or records existing as of the Closing Date and relating in any manner to the Acquired Assets shall be destroyed by any party for a period of 3 years after the Closing Date without giving the other party at least 30 days’ prior written notice, during which time such other party shall have the right to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated herein shall be during normal business hours and upon not less than 2 days’ prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

9.9.           Attorneys Fees.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

IN WITNESS WHEREOF, this Agreement has been executed under seal as of the date first written above.

SELLER:	ARBIOS SYSTEMS, INC.

	By:	/s/ Shawn Cain
Name: Shawn Cain
Title: Interim President and Interim Chief Executive Officer

BUYER:	HEPALIFE TECHNOLOGIES, INC.

	By:	/s/ Frank Menzler
Name: Frank Menzler
Title: President, Chief Executive Officer and Chairman

Exhibit 1.5(a)

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that Arbios Systems, Inc., a Delaware corporation (the “Seller”), for good and sufficient consideration paid by HepaLife Technologies, Inc, a Florida corporation (“Buyer”), receipt of which consideration is hereby acknowledged, does sell, assign and convey unto Buyer and its successors and assigns all of Seller’s right, title and interest in the Acquired Assets (as defined in the Asset Purchase Agreement referred to below) (the “Assets”).

Except as expressly set forth in Section 2.1 of that certain Asset Purchase Agreement dated as of October 3, 2008 among the Seller and the Buyer, the Acquired Assets are being sold “as is and where is” and the Seller makes no, and hereby disclaims any, representation or warranty to the Buyer with respect to the Acquired Assets or the transactions contemplated hereby, including without limitation any warranty of merchantability or fitness for a particular purpose.

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IN WITNESS WHEREOF, the parties hereto have executed this document as a sealed instrument by their duly authorized officers on the date set forth below.

Dated: _______, 2008

SELLER:	ARBIOS SYSTEMS, INC.

By:
Name: Shawn Cain
Title: Interim President and Interim Chief Executive Officer

BUYER:	HEPALIFE TECHNOLOGIES, INC.

By:
Name: Frank Menzler
Title: President, Chief Executive Officer and Chairman

Exhibit 1.5(b)

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of            October 3, 2008 (the “Assignment Agreement”), by and between Arbios Systems, Inc., a Delaware corporation (the “Seller”), to and in favor of HepaLife Technologies, Inc., a Florida corporation (“Buyer”).

WHEREAS, Seller and Buyer are parties to a certain Asset Purchase Agreement dated as of October 3, 2008 (as amended, supplemented or otherwise modified from time to time, the “Asset Purchase Agreement”) (capitalized terms which are used but not defined in this Assignment Agreement shall have the meaning ascribed to such terms in the Asset Purchase Agreement);

WHEREAS, pursuant to the Asset Purchase Agreement, the Seller has agreed to assign to Buyer the Assumed Contracts and the Buyer has agreed to assume the Assumed Liabilities;

WHEREAS, it is the intention of the parties that the Seller will assign to the Buyer and the Buyer will assume the Assumed Contracts and the Assumed Liabilities by the execution and delivery of this Assignment Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Seller and Buyer hereby agree as follows:

1.             The Seller hereby assigns, sells, conveys, transfers and sets over to the Buyer, its successors and assigns, free and clear of all liens and encumbrances, all of the right, title and interest of the Seller in, to and under the Assumed Contracts.

2.             The Seller hereby assigns to the Buyer and the Buyer hereby assumes and agrees to pay and discharge when due, the Assumed Liabilities, and the Buyer agrees to be bound by all the terms and conditions contained in the Assumed Contracts.

3.             The Seller hereby constitutes and appoints the Buyer, its successors and assigns, as the true and lawful agent and attorney-in-fact of the Seller to demand and receive any and all of the Assumed Contracts which are not in the possession or under the exclusive control of the Seller, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in the name of the Seller or in the name of the Buyer, its successors or assigns, as the legal attorney-in-fact of the Seller thereunto duly authorized, for the benefit of the Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which the Buyer, its successors and assigns, may deem proper for the collection and enforcement of any claim or right of any kind hereby granted, sold, conveyed, transferred or assigned, or intended so to be, and to do all acts and things in relation to the Assumed Contracts which the Buyer, its successors and assigns, shall deem desirable, the Seller hereby declaring that the foregoing powers are coupled with an interest and are irrevocable by the Seller.

4.             Nothing in this Assignment Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than the Buyer, its successors and assigns, any remedy or claim under or by reason of this instrument or any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises and agreements in this Assignment Agreement shall be for the sole and exclusive benefit of the Buyer and its successors and assigns.

5.             Neither the making nor the acceptance of this Assignment Agreement shall enlarge, restrict or otherwise modify the terms of the Asset Purchase Agreement or constitute a waiver or release by the Seller or the Buyer of any liabilities, duties or obligations imposed upon either of them by the terms of the Asset Purchase Agreement.

6.             In the event that any provision of this Assignment Agreement may be construed to conflict with a provision of the Asset Purchase Agreement, the provision in the Asset Purchase Agreement shall be deemed controlling.

7.             This Assignment Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, transferees and assigns.

8.             This Assignment Agreement was executed in, and the transactions contemplated by and the provisions of this Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without giving effect to the conflict of laws provisions thereof; and both parties consent to the jurisdiction of the state and federal courts sitting in Massachusetts.

9.             This Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have caused this Assignment Agreement to be signed by their respective duly authorized officers as of the date first above written.

ARBIOS SYSTEMS, INC.

By:
Name: Shawn Cain
Title: Interim President and Interim Chief Executive Officer

HEPALIFE TECHNOLOGIES, INC.

By:
Name: Frank Menzler
Title: President, Chief Executive Officer and Chairman

Exhibit 1.5(c)

ASSIGNMENT OF PATENTS

WHEREAS, Arbios Systems, Inc., a Delaware corporation having a place of business at 1050 Winter Street, #1000 Waltham, MA 02451 (“Assignor”), owns all right, title, and interest in and to the patents and patent applications described in Schedule 1.1(a) attached hereto (the “Patents”); and

WHEREAS, HepaLife Technologies, Inc., a Florida corporation, having its principal place of business at 60 State Street, Suite 700 Boston, MA 02109 (“Assignee”), is desirous of acquiring all right, title, and interest in and to the Patents;

NOW, THEREFORE, for $1.00 and other good and valuable consideration as set forth in the Asset Purchase Agreement dated October 3, 2008 (the “Purchase Agreement”), the receipt and sufficiency of which Assignor hereby acknowledges, Assignor does hereby sell, transfer, convey, and assign to Assignee the Seller’s entire right, title and interest in and to the Patents, including any an all patents, which may be granted therefor anywhere in the World, including any and all continuations, divisions, reissues, renewals and extensions derived therefrom, including rights under the Paris Convention. Assignor also assigns the right to sue for past and future infringement of any of the foregoing, and to collect and retain all damages and profits and enjoy all other remedies granted for infringements.

Assignor hereby authorizes and requests the Commissioner of Patents and Trademarks to issue any United Status Patent on the Patents to assignee to the full end of the term for which the Patent may be granted, as fully and entirely as the same would have been held by Assignor had this assignment and sale not been made.

Agreed to by the parties on the dates set forth on the following page.

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ARBIOS SYSTEMS, INC.

____________________________________
By:    Shawn Cain
Its:    Interim President and Interim Chief Executive Officer
Date:

Commonwealth of Massachusetts           )

County of __________           )

On _______________, 2008 before me, _______________, Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the Commonwealth of Massachusetts that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

___________________________
Signature

(SEAL)

HEPALIFE TECHNOLOGIES, INC.

____________________________________
By: Frank Menzler
Its: President, Chief Executive Officer and Chairman
Date:
Commonwealth of Massachusetts                      )

County of __________           )

On _______________, 2008 before me, _______________, Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the Commonwealth of Massachusetts that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

___________________________
Signature

(SEAL)

Exhibit 1.5(d)

ASSIGNMENT OF TRADEMARKS

WHEREAS, Arbios Systems, Inc., a Delaware corporation having a place of business at 1050 Winter Street, #1000 Waltham, MA 02451 (“Assignor”), owns all right, title, and interest in and to the trademarks and trademark applications described in Schedule 1.1(a) attached hereto (the “Trademarks”); and

WHEREAS, HepaLife Technologies, Inc., a Florida corporation, having its principal place of business at 60 State Street, Suite 700 Boston, MA 02109 (“Assignee”), is desirous of acquiring all right, title, and interest in and to the Trademarks;

NOW, THEREFORE, for $1.00 and other good and valuable consideration as set forth in the Asset Purchase Agreement dated October 3, 2008 (the “Purchase Agreement”), the receipt and sufficiency of which Assignor hereby acknowledges, Assignor does hereby sell, transfer, convey, and assign to Assignee the Seller’s entire right, title and interest in and to the Trademarks, together with the goodwill of the business in connection with which the Trademarks have been used or are intended to be used. Assignor also assigns the right to sue for past and future infringement of any of the foregoing, and to collect and retain all damages and profits and enjoy all other remedies granted for infringements.

In order to record this Assignment with the United States Patent and Trademark Office (the “PTO”) in connection with the assignment of the Trademarks, the parties hereto shall execute this Assignment and the Assignee shall execute and file with the PTO the Recordation Cover Sheet required by the PTO, together with any schedules and exhibits thereto, in order to record the assignment effected hereby.

Agreed to by the parties on the dates set forth on the following page.

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ARBIOS SYSTEMS, INC.

____________________________________
By:           Shawn Cain
Its:           Interim President and Interim Chief Executive Officer
Date:

Commonwealth of Massachusetts           )

County of __________           )

On _______________, 2008 before me, _______________, Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the Commonwealth of Massachusetts that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

___________________________
Signature

(SEAL)

HEPALIFE TECHNOLOGIES, INC.

____________________________________
By: Frank Menzler
Its: President, Chief Executive Officer and Chairman
Date:
Commonwealth of Massachusetts                      )

County of __________           )

On _______________, 2008 before me, _______________, Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the Commonwealth of Massachusetts that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

___________________________
Signature

(SEAL)

Exhibit 1.2

FORM OF WARRANT